UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):
                      December 27, 2002 (December 23, 2002)

                             clickNsettle.com, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                       0-21419                25-2753988
(State or Other Jurisdiction            (Commission           (I.R.S. Employer
of Incorporation)                       File Number)         Identification No.)

         1010 Northern Boulevard
          Great Neck, New York                                     11021
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (516) 829-4343

                       Index to Current Report on Form 8-K
                            of clickNsettle.com, Inc.
                                December 27, 2002


Item                                             Page
----                                             ----

Item 5.    Other Events                           3

           Signatures                             4


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

Item 5. Other Events.

On December 23, 2002, clickNsettle.com, Inc. ("the Company") received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum $2,500,000 stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing.

Previously, on September 25, 2002, the Company received a letter from the Nasdaq Staff that its common stock had failed to maintain a minimum market value of publicly held shares of $1,000,000. As a result, the Company has been provided 90 calendar days, or until December 24, 2002, to regain compliance. The Company has not been able to regain compliance. Additionally, on November 6, 2002, the Company received a letter from the Nasdaq Staff that its common stock had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days. As a result, the Company has been provided 180 calendar days, or until May 5, 2003, to regain compliance.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            clickNsettle.com, Inc.


                                            By: /s/ Roy Israel
                                                --------------------------------
                                                Name:  Roy Israel
                                                Title: Chief Executive Officer
                                                 and President


                                            By: /s/ Patricia Giuliani-Rheaume
                                                --------------------------------
                                                Name:  Patricia Giuliani-Rheaume
                                                Title: Chief Financial Officer
                                                  and Vice President


Date: December 27, 2002


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